Exhibit 23.2

Certified Public Accountants

        and Consultants

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of Hampton Roads Bankshares, Inc. of our reports dated March 27, 2009, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Winchester, Virginia

June 25, 2009